UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 19, 2025

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11740 Katy Fwy – Energy Tower III, Suite 350 Houston, TX	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 281-878-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ENGC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Loan and Security Agreement

On February 19, 2025, ENGlobal Corporation, a Nevada corporation (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with an unaffiliated party (“Lender”), pursuant to which Lender has agreed, subject to certain terms and conditions, to extend up to an aggregate principal amount of $500,000 to the Company. In connection with entering into the Credit Agreement, (i) the Company and its subsidiaries, ENGlobal U.S., Inc., a Texas corporation, ENGlobal Government Services, Inc., a Texas corporation, and ENGlobal Technologies, LLC, a Texas limited liability company (collectively, the “Guarantors”), has granted a first priority security interest in favor of Lender on substantially all of the Company’s assets to secure all of the indebtedness and other obligations owed to Lender under the Loan Agreement.

Set forth below are certain material terms of the Loan Agreement:

Loan Amounts: Multi-draw facility in an aggregate principal amount not to exceed Five Hundred Thousand AND 0/100 ($500,000.00) United States Dollars.

Interest: The outstanding principal balance of the Term Loan will bear interest at a per annum rate equal to 12.0%, which will be due and payable at maturity.

Negative Covenants: The Credit Agreement is subject to negative covenants that, among other things and subject to certain exceptions, limit the Company’s ability and the ability of the Guarantors to incur indebtedness, to merge, consolidate, transfer assets or undertake certain transactions outside of the ordinary course of business, to make guarantees; to make loans, advances and investments, to make dividends and distributions, to incur liens or encumbrances, to undertake affiliate transactions and to make certain organizational changes.

Maturity Date: March 5, 2025.

Collateral: The Company and Guarantors are granting Lender, for the benefit of Lender, a first priority security interest in all of the Company and Guarantors’ now-owned and hereafter acquired property and assets of every kind.

Guaranty: Each of the Guarantors jointly and severally guarantee to Lender prompt payment of the obligations in full when due.

The foregoing description of the Loan Documents is included to provide you with information regarding their terms. It does not purport to be a complete description.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation
(Registrant)

February 21, 2025	/s/ Darren W. Spriggs
(Date)	Darren W. Spriggs, Chief Financial Officer, Treasurer and Corporate Secretary

3